Exhibit 10.77

Execution Copy

RESTRUCTURING AGREEMENT

This RESTRUCTURING AGREEMENT, dated as of October 3, 2003, between Hutchison-Priceline Limited, a company organized under the laws of the Cayman Islands (the “Company”), Trio Happiness Limited, a corporation organized under the laws of the British Virgin Islands (“TH”) and PCLN Asia, Inc. a corporation organized under the laws of the State of Delaware, United States of America (“PCLN SUB”).  The Company, PCLN SUB and TH are sometimes each referred to herein as a “Party” and, together, as the “Parties”.

W I T N E S S E T H:

WHEREAS, on June 27, 2000 (i) TH, a wholly-owned subsidiary of Hutchison Whampoa Limited (“Hutchison”), PCLN SUB and the Company entered into a Securityholders’ Agreement (the “Securityholders’ Agreement”); (ii) the Company and PCLN SUB entered into a Note Purchase Agreement (the “Note Purchase Agreement”), pursuant to which, the Company issued and sold a 6% Convertible Note to PCLN SUB for $11,110,000 (the “PCLN SUB Convertible Note”); (iii) priceline.com Incorporated (“Priceline”), of which PCLN SUB is a wholly owned subsidiary and the Company entered into a Technology License Agreement (the “Priceline License Agreement”), (iv) Priceline and the Company entered into a Services Agreement (the “Priceline Services Agreement”), (v) Priceline and the Company entered into a Trademark License Agreement (the “Priceline Trademark Agreement”), (vi) Hutchison Whampoa Enterprises Limited (“HWE”), a company organized under the laws of the British Virgin Islands, and the Company entered into a Trademark License Agreement (the “Hutchison License Agreement”), (vii) TH and the Company entered into a Services Agreement (the “TH Services Agreement”), (viii) TH and the Company entered into a Share Purchase Agreement (the “Share Purchase Agreement”); and (ix) pursuant to the Share Purchase Agreement, TH purchased 8,888,000 Existing Shares (the “Existing TH Shares”).  Pursuant to these agreements, the parties thereto agreed among other things, to capitalize and operate the Company using the demand collection system of Priceline for the purpose of conducting an Internet-based business in Bangladesh, Bhutan, Brunei, Cambodia, Hong Kong, Taiwan, the People’s Republic of China, North Korea, South Korea, Singapore, Sri-Lanka, Thailand, Laos, Macau, Malaysia, Maldives, Mongolia, Myanmar, Nepal, Pakistan, Papua New Guinea, Tibet, Vietnam, Indonesia, the Philippines and India (the “Territory”); and

WHEREAS, on February 15, 2001 (i) TH purchased a 6% Convertible Note (the “TH Convertible Note”) from the Company in exchange for $ 9,522,858 pursuant to a Note Purchase Agreement between TH and the Company (the “TH Note Purchase Agreement”), (ii) the Company, PCLN SUB and TH entered into an agreement to amend the Securityholders’ Agreement (the “Supplemental Securityholders’ Agreement”), (iii) Priceline and the Company entered into an agreement to amend the Priceline Trademark Agreement (the “Supplemental Priceline Trademark Agreement”), (iv) Priceline and the Company entered into an agreement to amend the Priceline Services Agreement (the “Supplemental Priceline Services Agreement”) and (v) Priceline and the Company entered into an agreement to amend the Priceline License Agreement (the “Supplemental Priceline License Agreement”); and

WHEREAS, in order to induce PCLN SUB to convert the Convertible Note and to induce TH to convert the TH Convertible Note, the Company shall at Closing (as hereinafter defined) reduce the conversion price of each of the Conversion Note and TH Conversion Note from $1.25 per Existing Share to $1.00 per Existing Share.

WHEREAS,  at Closing but prior to the Sub-division PCLN SUB will convert the PCLN SUB Convertible Note into 11,110,000 Existing Shares (the “PCLN Conversion Shares”) and TH will convert the TH Convertible Note into 9,522,858 Existing Shares (the “TH Conversion Shares”) both at conversion price of $1.00 per Existing Share.  Upon such conversions, all interest accrued on the PCLN SUB Convertible Note and the TH Convertible Note shall be deemed to be waived by PCLN SUB and TH, respectively, and the PCLN SUB Convertible Note and the TH Convertible Note shall be cancelled;

WHEREAS, at Closing but immediately after the conversion referred to in the preceding paragraph, PCLN SUB and TH will pass shareholders’ resolutions of the Company to among other things, effect the Sub-division and increase the authorized share capital of the Company from $30,000,000 to $36,000,000 by the creation of an additional 30,000,000 Shares; and

WHEREAS, as a result of the Sub-division, immediately prior to the purchase of Shares referred to in the next paragraph below, the Existing TH Shares and the TH Conversion Shares will, in the aggregate become 92,054,290 Shares (the “TH Exchange Shares”) and the PCLN Conversion Shares will become 55,550,000 Shares (the “PCLN Exchange Shares”); and

WHEREAS, immediately after the Sub-division, TH will subscribe for 18,410,858 new Shares (the “TH Shares”) for cash at par plus a premium of $0.80 per Share, i.e. a subscription  price of $1.00 per Share, and the Company will re-purchase the TH Exchange Shares from TH for cash at par value of $0.20 per Share; and

WHEREAS, contemporaneously with the transactions referred to in the preceding paragraph, PCLN SUB will subscribe for 11,110,000 new Shares (the “PCLN Shares”) for cash at par plus a premium of $0.80 per Share, i.e. at a subscription price of $1.00 per Share, and the Company will re-purchase the PCLN Exchange Shares from PCLN SUB for cash at par value of $0.20 per Share; and

WHEREAS, the Company will issue and allot to TH 19,665,610 Shares (the “New TH Shares”) at par credited as fully paid in satisfaction of $3,933,122 of the shareholder’s loan owed to TH by the Company as of 30 September 2003; and

WHEREAS, subject to the terms and conditions set forth herein, the Company desires to grant to TH, and TH desires to receive from the Company, an option to subscribe for from time to time on or prior to 31 March 2004, up to 979,390 new Shares (the “TH Option Shares”)  at par value of $0.20 per TH Option Share; and

WHEREAS, contemporaneously with the re-purchase of the PCLN Exchange Shares, the Company will issue and allot to PCLN SUB 6,198,585 new Shares at par credited as fully paid in satisfaction of $1,239,717 owed to Priceline by the Company as of December 31, 2002 (the “Priceline Shares”) pursuant to the Priceline License Agreement, the Priceline Trademark Agreement and the Priceline Services Agreement; and

WHEREAS, contemporaneously with the re-purchase of the TH Exchange Shares, the Company will issue to TH 54,100,495 new Shares at par credited as fully paid in satisfaction of all amounts owed to TH by the Company as of December 31, 2002  (such amounts being $10,820,099) (the “TH Services Shares”) pursuant to the TH Services Agreement; and

WHEREAS, immediately after the issuance of the Priceline Shares and the TH Services Shares, PCLN SUB and TH will pass shareholders’ resolutions of the Company to reduce the authorized share capital to $24,530,000 (consisting of 122,650,000 Shares) by the cancellation of 57,350,000 Shares of the Company’s authorized share capital which have not yet been subscribed or agreed to be subscribed by any person, thereby allowing 13,164,452 Shares being authorised but unissued; and

WHEREAS, at Closing, the Company, TH and PCLN SUB will enter into an Amended and Restated Securityholders’ Agreement (the “Amended and Restated Securityholders’ Agreement”) as of 1 January 2003 to amend and restate the Securityholders’ Agreement, as supplemented by the Supplemental Securityholders’ Agreement; and

WHEREAS, at Closing, the Company and Priceline will enter into an Amended and Restated Services Agreement (the “Amended and Restated Priceline Services Agreement”) as of 1 January 2003 to amend and restate the Priceline Services Agreement, as supplemented by the Supplemental Priceline Services Agreement;

WHEREAS, at Closing, the Company and Priceline will enter into a Second Supplemental Agreement to Technology License Agreement (the “Second Supplemental Priceline License Agreement”) as of 1 January 2003 to amend and restate the Priceline License Agreement, as supplemented by the Supplemental Priceline License Agreement; and

WHEREAS, contemporaneously with entering into this Agreement, the Company and TH will enter into a supplemental agreement (the “Supplemental TH Services Agreement”) as of 1 January 2003 to amend the TH Services Agreement; and

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1.                                   Certain Defined Terms.  As used in this Agreement, the following terms shall have the following meanings:

“Amended and Restated Priceline Services Agreement” has the meaning specified in the Recitals.

“Amended and Restated Securityholders’ Agreement” has the meaning specified in the Recitals.

“Affiliate” has the meaning specified in Rule 12b-2 promulgated under the Exchange Act.

“Agreement” means this Restructuring Agreement and all amendments made hereto in accordance with the provisions hereof.

“Ancillary Agreements” means the Amended and Restated Securityholders’ Agreement, the Amended and Restated Priceline Services Agreement, the Second Supplemental Priceline License Agreement and the Supplemental TH Services Agreement all made as of 1 January 2003.

“A. S. Watson” means A.S. Watson & Company, Limited, a company incorporated in Hong Kong.

“A. S. Watson Confirmation” means a confirmation of A.S. Watson executed or to be executed in the form or substantially in the form set out in Exhibit D.

“Business Day” means any day other than a Saturday, Sunday or other day on which banks in the City of New York, State of New York, United States of America or Hong Kong are authorized or required to be closed.

“Closing” has the meaning specified in Section 2.2.

“Closing Date” has the meaning specified in Section 2.2(a).

“Company” has the meaning specified in the Preamble.

“Directors” means the directors for the time being of the Company.

“Encumbrance” means any security interest, pledge, mortgage, lien, charge, adverse claim of ownership or use, or other encumbrance of any kind.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exercise Price” has the meaning specified in Section 2.1(b).

“Existing Shares” means the issued and unissued ordinary shares of $1.00 par value each in the capital of the Company.

“Existing TH Shares” has the meaning specified in the Recitals.

“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China.

“Hutchison” has the meaning specified in the Recitals.

“Hutchison License Agreement” has the meaning specified in the Recitals.

“HWE” has the meaning specified in the Recitals.

“Material Adverse Effect” means, with respect to any Person, any event, condition, change or effect that (a) individually or in the aggregate, would reasonably be likely to result in a material adverse effect on the business, condition (financial or otherwise), assets or results of operations of such Person or (b) prevents or materially delays the consummation of the transactions contemplated by this Agreement or the Ancillary Agreements.

“New TH Shares” has the meaning specified in the Recitals.

“Participation Warrant Agreement” means the Participation Warrant Agreement dated 9 April 2002 entered into between the Company and British Airways Plc.

“PCLN Conversion Shares” has the meaning specified in the Recitals.

“PCLN Exchange Shares” has the meaning specified in the Recitals.

“PCLN Shares” has the meaning specified in the Recitals.

“PCLN Subscription Letter” means the Subscription Letter/Agreement to sell Shares dated as of the date hereof by and between PCLN SUB and the Company.

“PCLN SUB” has the meaning specified in the Preamble.

“PCLN SUB Convertible Note” has the meaning specified in the Recitals.

“Person” means any individual, firm, corporation, proprietary, public or private company, partnership, limited liability company, public liability company, trust or other entity, and shall include any successor (by merger or otherwise) of such entity.

“Priceline” has the meaning specified in the Recitals.

“Priceline Confirmation” means a confirmation of Priceline executed or to be executed in the form or substantially in the form set out in Exhibit E.

“Priceline License Agreement” has the meaning specified in the Recitals.

“Priceline Services Agreement” has the meaning specified in the Recitals.

“Priceline Shares” has the meaning specified in the Recitals.

“Priceline Trademark Agreement” has the meaning specified in the Recitals.

“Second Supplemental Priceline License Agreement” has the meaning specified in the Recitals.

“Securityholders’ Agreement” has the meaning specified in the Recitals.

“Share Purchase Agreement” has the meaning specified in the Recitals.

“Shares” shall mean the ordinary shares of $0.20 par value each in the capital of the Company.

“Sub-division” means the sub-division of each one (1) Existing Share into five (5) Shares to be effected by way of an ordinary resolution of the members of the Company.

“Supplemental Priceline Services Agreement” has the meaning specified in the Recitals.

“Supplemental Priceline Trademark Agreement” has the meaning specified in the Recitals.

“Supplemental TH Services Agreement” has the meaning specified in the Recitals.

“Supplemental Securityholders’ Agreement” has the meaning specified in the Recitals.

“Territory” has the meaning specified in the Recitals.

“TH” has the meaning specified in the Preamble.

“TH Conversion Shares” has the meaning specified in the Recitals.

“TH Convertible Note” has the meaning specified in the Recitals.

“TH Exchange Shares” has the meaning specified in the Recitals.

“TH Option” has the meaning specified in Section 2.1(b).

“TH Option Shares” has the meaning specified in the Recitals.

“TH Services Agreement” has the meaning specified in the Recitals.

“TH Services Shares” has the meaning specified in the Recitals.

“TH Shares” has the meaning specified in the Recitals.

“TH Subscription Letter” means the Subscription Letter/Agreement to sell Shares dated as of the date hereof by and between TH and the Company.

“Transactions” has the meaning specified in Section 2.2(b).

“Warrants” means the warrants issued or to be issued by the Company to British Airways Plc. pursuant to the terms of the Participation Warrant Agreement.

ARTICLE II

RESTRUCTURING

Section 2.1.

(a)                                  The following shall occur at the Closing:

(i)                                     The Company shall reduce the conversion price of each of the PCLN SUB Convertible Note and TH Convertible Note from $1.25 per Existing Share to $1.00 per Existing Share.  TH shall convert the TH Convertible Note into the TH Conversion Shares and the Company shall issue and allot the TH Conversion Shares at par credit as fully paid to TH upon conversion of the TH Convertible Note.  Upon such conversion all interest accrued on the TH Convertible Note shall deemed to be waived by TH, and the TH Convertible Note shall be cancelled.

(ii)                                  PCLN SUB shall convert the PCLN SUB Convertible Note into the PCLN Conversion Shares and the Company shall issue and allot to PCLN SUB the PCLN Conversion Shares at par credited as fully paid upon conversion of the Convertible Note.  Upon such conversion all interest accrued on the PCLN SUB Convertible Note shall be deemed to be waived by PCLN SUB, and the PCLN SUB Convertible Note shall be cancelled.

(iii)                               TH and PCLN SUB shall pass shareholders’ resolutions of the Company to: (i) effect the Sub-division, (ii) thereafter increase the authorized share capital of the Company from $30,000,000 to $36,000,000 by the creation of an additional 30,000,000 Shares, and (iii) to authorize the Company to repurchase the TH Exchange Shares and the PCLN Exchange Shares.

(iv)                              Under the terms and subject to the conditions set forth in this Agreement, the Company shall issue and allot to TH the New TH Shares at par credited as fully paid in satisfaction of $3,933,122 of the shareholders’ loan owed to TH by the Company as of 30 September 2003, and TH will accept the issuance and allotment of the New TH Shares to it as full payment for such shareholder’s loan, which reflects all amounts due to TH from the Company through 30 September 2003 other than pursuant to the TH Services Agreement .

(v)                                 Upon the terms and subject to the conditions set forth in this Agreement, the Company shall issue and allot to TH the TH Services Shares at par credited as fully paid in satisfaction of all amounts owed to TH as of December 31, 2002 (such amounts being $10,820,099) pursuant to the TH Services Agreement, and TH will accept the issuance of the TH Services Shares to TH as full payment for all amounts due to TH from the Company through December 31, 2002 pursuant to the TH Services Agreement.

(vi)                              Under the terms and subject to the conditions set forth in this Agreement, the Company shall, at the direction of Priceline, issue and allot to PCLN SUB the Priceline Shares at par credited as fully paid in satisfaction of an aggregate sum of $1,239,717 owed to Priceline as at December 31, 2002  pursuant to the Priceline Services Agreement, the Priceline License Agreement and the Priceline Trademark Agreement, and Priceline will accept the issuance of the Priceline Shares to PCLN SUB as full payment for all amounts due to Priceline from the Company through December 31, 2002 pursuant to the Priceline Services Agreement, the Priceline License Agreement and the Priceline Trademark Agreement.

(vii)                           TH will subscribe for, and the Company will issue and allot to TH, the TH Shares for cash at par plus a premium of $0.80 per Share, i.e. a subscription  price of $1.00 per Share pursuant to the TH Subscription Letter.  The aggregate subscription price payable by TH to the Company for the TH Shares shall be set-off against the amount payable by the Company to TH for the re-purchase of the TH Exchange Shares pursuant to paragraph (viii) below.

(viii)                        The Company will re-purchase from TH, and TH will sell to the Company, the TH Exchange Shares at par value  of $0.20 per Share pursuant to the TH Subscription Letter.  Upon such re-purchase by the Company, the TH Exchange Shares shall be cancelled.

(ix)                                PCLN SUB will subscribe for, and the Company will issue and allot to PCLN SUB, the PCLN Shares for cash at par plus a premium of $0.80 per Share, i.e. a subscription price of $1.00 per Share pursuant to the PCLN Subscription Letter.  The aggregate subscription price payable by PCLN SUB to the Company for the PCLN Shares shall be set-off against the amount payable by the Company to PCLN SUB for the re-purchase of the PCLN Exchange Shares pursuant to paragraph (x) below.

(x)                                   The Company will re-purchase from PCLN SUB, and PCLN SUB will sell to the Company, the PCLN Exchange Shares at a par value of $0.20 per Share pursuant to the PCLN Subscription Letter.  Upon such re-purchase by the Company, the PCLN Exchange Shares shall be cancelled.

(xi)                                TH and PCLN SUB will pass shareholders’ resolutions of the Company to reduce the authorized share capital of the Company to $24,530,000 (consisting of 122,650,000 Shares of $0.20 nominal or par value each) by the cancellation of 57,350,000 Shares of its authorized share capital which have not been subscribed or agreed to be subscribed by any person thereby allowing 13,164,452 Shares being authorised and unissued.

(xii)                             PCLN SUB shall procure that one of the two Directors nominated by it shall resign from his position as a Director, and shall vote its Shares or cause the other Director nominated by it to approve the appointment of a person nominated by TH to be a new Director.

(xiii)                          (A) The Parties will enter into the Amended and Restated Securityholders’ Agreement, (B) the Company and Priceline will enter into the Amended and Restated Priceline Services Agreement and the Second Supplemental Priceline License Agreement and (C) the Company and TH will enter into the Supplemental TH Services Agreement.

(b)                                 Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, the Company shall grant to TH the right to subscribe for, from time to time on or prior to 31 March, 2004, up to 979,390 new Shares for cash at par value  of $0.20 per share (the “Exercise Price”) (or an aggregate purchase price of $195,878 for all of the TH Option Shares) (the “TH Option”).

(c)                                  The Exercise Price shall be subject to appropriate adjustment so as to protect the rights of TH upon the occurrence on or after the date hereof of any stock dividend, stock split, reverse split, recapitalization, reclassification, merger, combination, consolidation or other similar transaction.  Upon each occurrence of any event described in the immediately preceding sentence, the Exercise Price in effect immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Company), so that TH, upon any exercise of the TH Option, shall be entitled to receive the number of Shares or other property, including cash or securities, that TH would have owned or would have been entitled to receive upon or by reason of any of the events described above, had the

TH Option been exercised immediately prior to the date of such event, or if such event has a record date, then the record date applicable to such event.  An adjustment made pursuant to the immediately preceding sentence shall become effective retroactively to the close of business on the day upon which such event is effected.

(d)                                 TH and PCLN SUB hereby grant their approval pursuant to Section 3.07 of the Securityholders’ Agreement (as supplemented by the Supplemental Securityholders’ Agreement) for each of the transactions contemplated under Section 2.1(a), (b) and (c) above.

Section 2.2.                                   Closing.

(a)                                  Upon the terms and subject to the conditions set forth in this Agreement, the transactions provided for in Section 2.1 shall take place at a closing (the “Closing”) to be held at 8:00 a.m., Hong Kong time, on the date hereof.  The Closing shall take place simultaneously at the offices of Baker & McKenzie located at Hutchison House, 14th Floor, 10 Harcourt Road, Hong Kong and Blank Rome LLP located at One Logan Square, Philadelphia, Pennsylvania, United States of America.  The date on which the Closing actually occurs is referred to herein as the “Closing Date”.

(b)                                 The transactions contemplated by this Agreement and the Ancillary Agreements (the “Transactions”) are intended by the Parties to be consummated substantially simultaneously; and if any of the Transactions is not consummated on the Closing Date in accordance with the terms and subject to the conditions set forth herein, then each Party shall take, or cause to be taken, all actions, and do, or cause to be done, all things, in each case, that are necessary to dissolve and invalidate all Transactions; provided, however, that no provision hereof is intended to relieve any Party of its liability, or in any way preclude or limit the rights or remedies of any other Party, in each case, in connection with any breach of this Agreement by any Party.

Section 2.3.                                   Closing Deliveries by the Company.  At the Closing, the Company shall deliver to TH and PCLN SUB:

(a)                                  in the case of TH, the TH Shares, the New TH Shares and the TH Services Shares; and in the case of PCLN SUB, the PCLN Shares and the Priceline Shares;

(b)                                 the agreements and documents listed in Exhibit A, in each case, duly executed by a duly authorized officer of each party indicated in such Exhibit; and

(c)                                  a true and correct copy of a certificate of a Director of the Company certifying as to (i) the resolutions duly and validly adopted by its Board of Directors or its shareholders (as appropriate), evidencing (A) in the case of TH, the issuance of the TH Conversion Shares, the TH Shares, the New TH Shares and the TH Services Shares and the re-purchase of TH Exchange Shares; and in the case of PCLN SUB, the issuance of the PCLN Conversion Shares, the PCLN Shares and the Priceline Shares and the re-purchase of the PCLN Exchange Shares; (B) the Sub-division and the increase in the authorized share capital of the Company to $36,000,000 and the subsequent decrease in the authorized share capital of the Company to $24,530,000 (consisting of 122,650,000 Shares of $0.20 nominal or par value each), by the cancellation of 57,350,000 Shares of the Company’s authorized share capital which have not been subscribed or agreed to be subscribed by any person; (C) the authorization of the grant of the TH Option and any subsequent issue of the TH Option Shares pursuant thereto, and the reduction of the conversion price for the TH Convertible Note and the PCLN SUB Convertible Note pursuant to this Agreement; and (D) the authorization of the execution and delivery of this Agreement and each agreement and document listed in Exhibit A to which it is a party and the consummation of the transactions contemplated hereby and thereby, and (ii) the incumbency and specimen signature of each officer of the Company executing this Agreement and each agreement and document listed in Exhibit A to which it is a party, and any other document delivered in connection herewith.

Section 2.4.                                   Closing Deliveries by TH.  At the Closing, TH shall deliver:

(a)                                  to each of the Company and PCLN SUB the agreements and documents listed in Exhibit B, in each case duly executed by a duly authorized officer  of each party indicated in such Exhibit; and

(b)                                 to each of the Company and PCLN SUB, a true and correct copy of a certificate of a Director of each of A. S. Watson and TH certifying as to (i) the resolutions duly and validly adopted by its Board of Directors, evidencing the authorization of the execution and delivery of such of this Agreement and each agreement and document listed in Exhibit B to which it is a party, and the consummation of the transactions contemplated hereby and thereby, and (ii) the incumbency and specimen signature of each officer of TH or A.S. Watson, as the case may be, executing this Agreement and each agreement and document listed in Exhibit B to which it is a party, and any other document delivered by it in connection therewith.

Section 2.5.                                   Closing Deliveries by PCLN SUB.  At the Closing, PCLN SUB shall deliver:

(a)                                  to the Company and TH, the agreement and documents listed in Exhibit C, in each case, duly executed by a duly authorized officer of each party indicated in such Exhibit; and

(b)                                 a true and correct copy of a certificate of the Secretary of each of PCLN SUB and Priceline certifying as to (i) the resolutions duly and validly adopted by its Board of Directors evidencing the authorization of the execution and delivery of this Agreement and each agreement and document listed on Exhibit C to which it is a party and the consummation of the transactions contemplated hereby and thereby and (ii) the incumbency and specimen signature of each officer of PCLN SUB or Priceline, as the case may be, executing this Agreement and each agreement and document listed on Exhibit C to which it is a party, and any other document delivered in connection herewith.

Section 2.6.                                   Further Assurances. Each of the Company, TH and PCLN SUB shall use its reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws to consummate and make effective the transactions contemplated hereunder, including using reasonable efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of competent governmental entities.  Without limiting the generality of the foregoing, each of the Company, TH and PCLN SUB shall, when required in order to effect the transactions contemplated hereunder, make all necessary filings, and thereafter make any other required or appropriate submissions and shall supply as promptly as practicable to the appropriate governmental entity any additional information and documentary material that may be requested.  Each of the Company, TH and PCLN SUB shall cooperate with the other when required in order to effect the transactions contemplated hereunder.

Section 2.7.                                   Exercise of TH Option.  TH shall provide to the Company and PCLN SUB at least five (5) Business Days’ prior written notice of any exercise of the TH Option, indicating the number of TH Option Shares TH intends to subscribe for and the date on which such subscription shall be made.  On the date of any such exercise, TH shall deliver to the Company, by wire transfer of immediately available funds to an account specified by the Company, cash in an amount equal to the Exercise Price prevailing at the time multiplied by the number of TH Option Shares being purchased, and the Company shall (i) issue and allot to TH the TH Option Shares being subscribed for, such shares shall  be issued as fully paid and shall be free from any Encumbrance, and (ii) deliver to TH, a share certificate or share certificate(s) as may be requested by TH representing the TH Option Shares being subscribed for.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to TH and PCLN SUB as follows:

Section 3.1.                                   Organization.  The Company is a company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands.

Section 3.2.                                   Corporate Authority and Due Authorization.

(a)                                  The Company has full power and authority to execute, deliver and perform this Agreement; and

(b)                                 This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that (i) the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting creditors’ rights and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

Section 3.3.                                   Share Capital of Company.  As of the Closing, after giving effect to the Transactions, the authorized share capital of the Company shall be $24,530,000 divided into 122,650,000 Shares, and the outstanding issued share capital of the Company shall consist of 109,485,548 Shares and (i) there are no other outstanding Shares or other securities of the Company, (ii) except for the Warrants and the TH Option, no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or otherwise acquire, directly or indirectly, any Shares or other securities of the Company is authorized or outstanding, (iii) except for the Participation Warrant Agreement, there is no commitment or offer of the Company to issue any such subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any Shares or other securities any evidences of indebtedness or assets of the Company, and (iv) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire, directly or indirectly, any Shares or other securities or any interest therein or to pay any dividend or make any other distribution in respect thereof.

Section 3.4.                                   No Conflict.  Assuming that all consents, approvals, authorizations, orders, other actions, filings and notifications described in Section 3.5 have been obtained, and save and except in relation to the Securityholders’ Agreement (as amended) the compliance with which is hereby expressly waived, the execution, delivery and performance of this Agreement by the Company does not and will not (i) violate, conflict with or result in the breach of any provision of its organizational documents, (ii) conflict with or violate any law, governmental regulation or governmental order applicable to it or any of its assets, properties or businesses or (iii) conflict with, result in any breach of, constitute a default (or event which, with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the Company’s assets or properties pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Company is a party or by which any of its assets or properties is bound or affected.

Section 3.5.                                   Governmental Consents and Approvals.  The execution, delivery and performance of this Agreement by the Company does not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to, any governmental authority, other than such, the failure of which to obtain or make would not, individually or in the aggregate, have a Material Adverse Effect on the Company, TH or PCLN SUB.

Section 3.6.                                   Compliance with Laws.  The Company is in compliance with all requirements of applicable law and all orders issued by any court or governmental authority against the Company in all respects, except to the extent that the failure to comply with such requirements of law or orders would not, individually or in the aggregate, have a Material Adverse Effect on the Company, TH or PCLN SUB.

Section 3.7.                                   Litigation and Governmental Proceedings.  There is no litigation or governmental or administrative proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company or any officer, director or employee, nor has there occurred any event, nor does there exist any condition on the basis of which any such claim may be asserted against the Company, except for litigation, proceedings, investigations, events and claims which would not, individually or in the aggregate, have a Material Adverse Effect on the Company, TH or PCLN SUB.

Section 3.8.                                   Brokers.  No Person is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF TH

TH represents and warrants to the Company and PCLN SUB as follows:

Section 4.1.                                   Organization. TH is a corporation duly organized, validly existing and in good standing under the laws of the British Virgin Islands.

Section 4.2.                                   Corporate Authority.

(a)                                  TH has full power and authority to execute, deliver and perform this Agreement; and

(b)                                 This Agreement has been duly and validly authorized, executed and delivered by TH and constitutes a valid and binding obligation of TH, enforceable against TH in accordance with its terms, except that (i) the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting creditors’ rights and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

Section 4.3.                                   No Conflict.  Assuming that all consents, approvals, authorizations, orders, other actions, filings and notifications described in Section 4.4 have been obtained, and save and except in relation to the Securityholders’ Agreement (as amended) the compliance with which is hereby expressly waived, the execution, delivery and performance of this Agreement by TH does not and will not (i) violate, conflict with or result in the breach of any provision of its organizational documents, (ii) conflict with or violate any law, governmental regulation or governmental order applicable to TH or any of its assets, properties or businesses or (iii) conflict with, result in any breach of, constitute a default (or event which, with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of TH’s assets or properties pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which TH is a party or by which any of its assets or properties is bound or affected.

Section 4.4.                                   Governmental Consents and Approvals.  The execution, delivery and performance of this Agreement by TH does not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to, any governmental authority other than such, the failure of which to obtain or make would not, individually or in the aggregate, have a Material Adverse Effect on the Company, TH or PCLN SUB.

Section 4.5.                                   Brokers.  No Person is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of TH.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PCLN SUB

PCLN SUB represents and warrants to the Company and TH as follows:

Section 5.1.                                   Organization. PCLN SUB is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, United States of America.

Section 5.2.                                   Corporate Authority.

(a)                                  PCLN SUB has full power and authority to execute, deliver and perform this Agreement; and

(b)                                 This Agreement and the Ancillary Agreements have been duly and validly authorized, executed and delivered by PCLN SUB and constitute valid and binding obligations of PCLN SUB, enforceable against PCLN SUB in accordance with their respective terms, except that (i) the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting creditors’ rights and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

Section 5.3.                                   No Conflict.  Assuming that all consents, approvals, authorizations, orders, other actions, filings and notifications described in Section 5.4 have been obtained, and save and except in relation to the Securityholders’ Agreement (as amended) the compliance with which is hereby expressly waived , the execution, delivery and performance of this Agreement by PCLN SUB does not and will not (i) violate, conflict with or result in the breach of any provision of its organizational documents, (ii) conflict with or violate any law, governmental regulation or governmental order applicable to PCLN SUB or any of its assets, properties or businesses or (iii) conflict with, result in any breach of, constitute a default (or event which, with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of PCLN SUB’s assets or properties pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which PCLN SUB is a party or by which any of its assets or properties is bound or affected.

Section 5.4.                                   Governmental Consents and Approvals.  The execution, delivery and performance of this Agreement by PCLN SUB does not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to, any governmental authority other than such, the failure of which to obtain or make would not, individually or in the aggregate, have a Material Adverse Effect on the Company, TH or PCLN SUB.

Section 5.5.                                   Brokers.  No Person is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of PCLN SUB.

ARTICLE VI

MISCELLANEOUS

Section 6.1.                                   Specific Performance.  The Parties acknowledge and agree that in the event of any breach of this Agreement, the non-breaching Party would be irreparably harmed and could not be made whole solely by monetary damages.  The Parties hereby agree that in addition to any other remedy to which any Party may be entitled at law or in equity, to the extent permitted by applicable law, the Parties shall be entitled to obtain an injunction or compel specific performance of this Agreement in any action instituted in any Court.

Section 6.2.                                   Interpretation.  The headings and captions in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any provisions hereof.  When used in this Agreement, (i) the word “dollar” and the symbol “$” shall refer to the lawful currency of the United States of America and (ii) the words “including” and “include” shall be deemed followed by the words “without limitation.”

Section 6.3.                                   Notices.  All notices and other communications required or permitted to be given hereunder shall be in writing and shall be (a) delivered by hand, (b) delivered by a reputable commercial overnight delivery service or (c) transmitted by facsimile, in each case, sent to the address or telecopier number set below.  Such notices shall be effective:  (i) in the case of hand deliveries, when received; (ii) in the case of an overnight delivery service, when received; and (iii) in the case of facsimile transmission, when electronic confirmation of receipt is received by the sender.  Any Party may change its address and telecopy number by written notice to the other Party in accordance with this provision, provided that such notice shall be effective only upon receipt.

If to the Company, to:

Hutchison-Priceline Limited
Suite 408, 4th Floor, Lincoln House
Taikoo Place
979 King’s Road
Hong Kong
Telecopy:                                           (852) 3192-0777
Attention:                                         Chief Executive Officer

with a copy to:

priceline.com Incorporated
800 Connecticut Avenue
Norwalk, Connecticut 06854
U.S.A.
Telecopy:                                           (1) 203-299-8915
Attention:                                         General Counsel

If to TH, to:

Trio Happiness Limited
P.O. Box 957
Offshore Incorporation Centre
Road Town, Tortola
The British Virgin Islands
Telecopy:                                           (852) 2693-4404
Attention:                                         Managing Director

with copies to:

A.S. Watson & Company, Limited, at:

(1)                                Watson House
1-5 Wo Liu Hang Road
Fo Tan, Shatin
New Territories
Hong Kong
Telecopy:                                           (852) 2693-4404
Attention:                                         Managing Director

(2)                                  22/F, Hutchison House,
10 Harcourt Road,
Hong Kong
Telecopy: (852) 2128 1778
Attention: The Company Secretary

if to PCLN SUB, to:

PCLN ASIA, INC.
c/o priceline.com Incorporated
800 Connecticut Avenue
Norwalk, Connecticut 06854
U.S.A.
Telecopy:                                           (1) 203-299-8915
Attention:                                         General Counsel

with a copy to:

priceline.com Incorporated
800 Connecticut Avenue
Norwalk, Connecticut 06854
U.S.A.
Telecopy:                                           (1) 203-299-8915
Attention:                                         General Counsel

with a copy to:

Blank Rome LLP

One Logan Square

Philadelphia, Pennsylvania 19103

U.S.A.

Telecopy:  (214) 832-5479

Attention:  Ronald Fisher

Section 6.4.                                   Governing Law; Forum; Service of Process.  This Agreement shall be governed by and construed in accordance with the laws of England and Wales (without giving effect to conflicts of law principles) as to all matters, including validity, construction, effect, performance and remedies of and under this Agreement.  Venue in any and all suits, actions and proceedings between or among any of the Parties hereto and relating to the subject matter of this Agreement shall be in the courts located in and for England and Wales (the “Courts”), which shall have exclusive jurisdiction for such purpose, and each of the Company, TH and PCLN SUB hereby irrevocably submits to the exclusive jurisdiction of such Courts and irrevocably waives the defense of an inconvenient forum to the maintenance of any such suit, action or proceeding.  Service of process may be made in any manner recognized by such Courts.  Each of the Parties hereby irrevocably waives its right to a jury trial arising out of any dispute in connection with this Agreement or the transactions contemplated hereby.

Section 6.5.                                   Severability.  The invalidity, illegality or unenforceability of one or more of the clauses or provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such clause or provision in any other jurisdiction, it being intended that all rights and obligations of the Parties hereunder shall be enforceable to the fullest extent permitted by law.

Section 6.6.                                   Successors; Assigns; Third-Party Beneficiaries.  This Agreement is intended solely for the benefit of the Parties hereto and their successors and permitted assigns, and does not confer any rights or remedies, whether legal or equitable, on any other third person or entity, and no person who is not for the time being a party to this Agreement shall have any right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement; provided, however, that no Party may assign any of its rights, duties or obligations hereunder without the prior written consent of the other Party.

Section 6.7.                                   Amendment.  This Agreement may not be amended, modified or supplemented unless such modification is in writing and signed by the Parties hereto.

Section 6.8.                                   Waiver.  No waiver (whether express or implied) of any default or breach of or by any Party to this Agreement shall be effective unless evidenced by a writing signed by the Party against which such waiver is sought to be enforced.  No such waiver for any purpose shall constitute a waiver of any other or subsequent default or breach, or for any other purpose.

Section 6.9.                                   Counterparts.  This Agreement may be executed in counterparts, which may be delivered by facsimile transmission, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

Section 6.10.                             Entire Agreement.  This Agreement, together with the Ancillary Agreements, constitutes the entire agreement and understanding of the Parties hereto in respect of the subject matter contained herein, and there are no restrictions, promises, representations, warranties, covenants, conditions or undertakings with respect to the subject matter hereof, other than those expressly set forth or referred to herein.  All other agreements between or among the Parties that are not being amended or otherwise modified in connection with the Transactions shall remain in full force and effect in accordance with their respective terms.

– Signature Page Follows –

IN WITNESS WHEREOF, the Parties hereto have caused this Restructuring Agreement to be duly executed and delivered by their respective signatories hereunto duly authorized as of the date first above written.

HUTCHISON-PRICELINE LIMITED

By:	/s/ Ian Wade
Name: Ian Wade
Title: Director

TRIO HAPPINESS LIMITED

By:	/s/ Martin So
Name: Martin So
Title: Director

PCLN ASIA, INC.

By:	/s/ Mitch Truwit
Name: Mitch Truwit
Title: President

Agreed and acknowledged as to Section 2.1(a)(vi)

PRICELINE.COM INCORPORATED

By:	/s/ Robert J. Mylod
Name: Robert Mylod
Title: CFO

Exhibit A

1.                                       Amended and Restated Securityholders’ Agreement duly executed by the Company.

2.                                       Amended and Restated Priceline Services Agreement duly executed by the Company.

3.                                       Second Supplemental Priceline License Agreement duly executed by the Company.

4.                                       Supplemental TH Services Agreement duly executed by the Company.

5.                                       Share certificate representing the PCLN Shares.

6.                                       Share certificate representing the TH Shares.

7.                                       Share certificate representing the Priceline Shares.

8.                                       Share certificate representing the TH Services Shares.

9.                                       Share certificate representing the New TH Shares.

10.                                 TH Subscription Letter duly executed by the Company.

11.                                 PCLN Subscription Letter duly executed by the Company.

A-1

Exhibit B

1.                                       Amended and Restated Securityholders’ Agreement duly executed by TH.

2.                                       Supplemental TH Services Agreement duly executed by TH.

3.                                       A.S. Watson Confirmation duly executed by A.S. Watson.

4.                                       Cancelled TH Convertible Note.

5.                                       TH Subscription Letter duly executed by TH.

B-1

Exhibit C

1.                                       Amended and Restated Securityholders’ Agreement, duly executed by PCLN SUB.

2.                                       Amended and Restated Priceline Services Agreement, duly executed by Priceline.

3.                                       Second Supplemental Priceline License Agreement, duly executed by Priceline.

4.                                       Priceline Confirmation, duly executed by Priceline.

5.                                       Cancelled Convertible Note.

6.                                       PCLN Subscription Letter duly executed by PCLN SUB.

C-1

Exhibit D

Form of Confirmation of A. S. Watson

[Letterhead of A. S. Watson]

To:                              Hutchison-Priceline Limited
PCLN ASIA, INC.

[·] 2003

Dear Sirs,

Guaranty dated 27 June 2000 in relation to a

Securityholders’ Agreement dated 27 June 2000 (as amended);

Amended and Restated Securityholders’ Agreement dated [·] 2003

We refer to:

(a)                                  a securityholders’ agreement dated 27 June 2000 made between yourselves and Trio Happiness Limited (“TH”), which was supplemented by a supplemental agreement dated 15 February 2001 (collectively the “Securityholders’ Agreement”);

(b)                                 our guaranty (the “Guaranty”) dated 27 June 2000 in favour of yourselves;

(c)                                  an amended and restated securityholders’ agreement (the “Amended and Restated Securityholders’ Agreement”) dated [·] 2003 and made between each of the parties to the Securityholders’ Agreement.

Terms defined in the Amended and Restated Securityholders’ Agreement shall have the same meanings when used herein.

In consideration of the Company and PCLN SUB agreeing to amend and restate the Securityholders’ Agreement on the terms set out in the Amended and Restated Securityholders’ Agreement, we hereby confirm our consent to the terms of the Amended and Restated Securityholders’ Agreement and to the amendments to the Securityholders’ Agreement to be effected pursuant thereto.

We hereby confirm and undertake that our obligations under the Guaranty continue in full force and effect, and are not and will not be affected, discharged or varied by the execution of the Amended and Restated Securityholders’ Agreement, save that, with effect from the date of the Amended and Restated Securityholders’ Agreement, references in the Guaranty to the Securityholders’ Agreement shall be deemed to be references to the Amended and Restated Securityholders’ Agreement.  We further confirm that our obligations under the Guaranty shall, with effect from the date of the Amended and Restated Securityholders’ Agreement,

D-1

extend in all respects to the obligations of TH under the Amended and Restated Securityholders’ Agreement.

This letter is governed by the laws of Hong Kong and should be construed accordingly.

Yours faithfully,

for and on behalf of

A.S. WATSON & COMPANY, LIMITED

By:

Name:

Title:

D-2

Exhibit E

Form of Confirmation of Priceline

[Letterhead of Priceline]

To:                              Hutchison-Priceline Limited
Trio Happiness Limited

[·] 2003

Dear Sirs,

Guaranty dated 27 June 2000 in relation to a

Securityholders’ Agreement dated 27 June 2000 (as amended);

Amended and Restated Securityholders’ Agreement dated [·]  2003

We refer to:

(a)                                  a securityholders’ agreement dated 27 June 2000 made between yourselves and PCLN ASIA, INC. (“PCLN SUB”), which was supplemented by a supplemental agreement dated 15 February 2001 (collectively, the “Securityholders’ Agreement”);

(b)                                 our guaranty (the “Guaranty”) dated 27 June 2000 in favour of yourselves;

(c)                                  an amended and restated securityholders’ agreement (the “Amended and Restated Securityholders’ Agreement”) dated [·] 2003 and made between each of the parties to the Securityholders’ Agreement.

Terms defined in the Amended and Restated Securityholders’ Agreement shall have the same meanings when used herein.

In consideration of the Company and TH agreeing to the amendment to the Securityholders’ Agreement on the terms set out in the Amended and Restated Securityholders’ Agreement, we hereby confirm our consent to the terms of the Amended and Restated Securityholders’  Agreement and to the amendments to the Securityholders’ Agreement to be effected pursuant thereto.

We hereby confirm and undertake that our obligations under the Guaranty continue in full force and effect, and are not and will not be affected, discharged or varied by the execution of the Amended and Restated Securityholders’ Agreement, save that, with effect from the date of the Amended and Restated Securityholders’ Agreement, references in the Guaranty to the Securityholders’ Agreement shall be deemed to be references to the Amended and Restated Securityholders’ Agreement.  We further confirm that our obligations under the Guaranty shall, with effect from the date of the Amended and Restated Securityholders’ Agreement,

E-1

extend in all respects to the obligations of PCLN SUB under the Amended and Restated Securityholders’ Agreement.

This letter is governed by the laws of the State of New York and should be construed accordingly.

Yours faithfully,

for and on behalf of

PRICELINE.COM INCORPORATED

By:

Name:

Title:

E-2